                                                        EX-99.(j)(i)





                               CONSENT OF COUNSEL

            I hereby consent to the reference to my name under the caption "Legal Opinion" included in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form N-1A for GIAC Funds, Inc. and to the filing of this consent as an exhibit to said Amendment.



                          By /s/ RICHARD T. POTTER, JR.
                             -----------------------------
                             Richard T. Potter, Jr.
                                     Counsel



New York, New York
April 23, 2002